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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51430, 333-30344, 333-52972 and 333-50470) and
on Form S-8 (Nos. 333-55978, 333-65923, and 333-53446) of Hanover Compressor
Company of our report dated March 30, 2001 relating to the combined financial statements of the Gas Compression Business of Schlumberger Limited, which appears in the Current Report on Form 8-K of Hanover Compressor Company dated August 8, 2001.


PricewaterhouseCoopers LLP


Houston, Texas
August 8, 2001